Exhibit 10.42

August 1, 2007

Ms. Judy Brown, Contracts Manager
Office of Research
University of Waterloo
200 University Avenue West
Waterloo, Ontario, Canada N2L 3G1

Re:                             Extension and Amendment to Budget and Research Agreement between
Waterloo, Thompson, and Senesco for a One Year Period From
September 1, 2007 Through August 31, 2008

Dear Ms. Brown:

Pursuant to the Research Agreement effective September 1, 1998 (the “Agreement”), copy attached, between the University of Waterloo (“Waterloo”), Dr. John E. Thompson (“Thompson”), and Senesco, Inc. (“Senesco”), Waterloo, Thompson and Senesco hereby agree to extend the Agreement for an additional one year term, effective September 1, 2007 through August 31, 2008, under the same terms and conditions provided in the Agreement, except that the parties hereby amend the Budget set forth in the Revised Budget for Year 9, effective September 1, 2006 to the Revised Annual Budget for Year 10 , attached hereto, effective September 1, 2007 through August 31, 2008.  The Revised Annual Budget for Year 10 supercedes and replaces the Revised Budget for Year 9 of the Agreement for all work commencing on or after September 1, 2007.

Very truly yours,

/s/ Bruce C. Galton
Bruce C. Galton
President
Senesco, Inc.
Agreed and Accepted:

/s/ University of Waterloo
University of Waterloo

/s/ Dr. John Thompson, Ph.D.
Dr. John Thompson, Ph.D.

REVISED ANNUAL BUDGET
YEAR 10

PERIOD:     September 1, 2007 – August 31, 2008

Salaries	Cdn $/Month	Cdn $/12 Months
Senior Research Associate ($80,000/year + 15% benefits)	$7,666.67	$92,000.00

Senior Research Associate ($71,250/year + 15% benefits)	6,833.33	82,000.00

Research Associate ($40,000/year + 15% benefits)	3,833.33	46,000.00

Research Associate ($40,000/year + 15% benefits)	3,833.33	46,000.00

Research Associate ($40,000/year + 15% benefits)	3,833.34	46,000.00

Research Associate ($26,000/year + 15% benefits)	2,500.00	30,000.00

Supplies
Operating Expenses	13,333.33	160,000.00

Overhead
30% on total direct costs	12,550.00	150,600.00

TOTAL ANNUAL BUDGET	$54,383,33	$652,600.00